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                                                                  EXHIBIT 10.21

                         AMENDED AND RESTATED SUBLEASE

     THIS AMENDED AND RESTATED SUBLEASE (this "Sublease") is dated as of July 17, 2000, and is made by and between Senomyx, Inc., a Delaware corporation, as successor in interest to Sequana Therapeutics, Inc. (dba Axys Pharmaceuticals, Inc.) ("Sublessor"), and Akkadix Corporation, a California corporation, as successor in interest to Xyris, Inc. ("Sublessee"). Sublessor and Sublessee hereby agree as follows:

     1. RECITALS: This Sublease is made with reference to the fact that AREE-11099 North Torrey Pines, LLC, a Delaware Limited Liability Company, successor in interest to Alexandria Real Estate Equities, Inc., formerly known as Health Science Properties, Inc., a Maryland corporation as landlord ("Master Lessor"), and Sublessor, as successor in interest to Sequana Therapeutics, entered into that certain lease, dated as of November 20, 1995, as amended by a letter agreement dated November 20, 1995, a First Amendment to Expansion Lease dated October 1996, a Second Amendment to Expansion Lease dated May, 1997, and a Third Amendment to Expansion Lease dated August 24, 1998 (the "Master Lease"), with respect to premises consisting of approximately 60,056 rentable square feet of space located at 11099 North Torrey Pines Road, La Jolla, California (the "Demised Premises"). A copy of the Master Lease is attached hereto as Exhibit A.

     2. PREMISES: In accordance with the terms of this Sublease, Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor, a portion of the Demised Premises as further described below (collectively, the "Subleased Premises"):

(a) Suite 250, consisting of approximately 2,981 rentable square feet, ("Suite 250");

(b) Office 129, Office 130, Office 134, Office 135, and Office 136, consisting of approximately 876.4 rentable square feet in the aggregate (collectively, "Space I");

(c) Office 131, Office 132, Office 133, and Office 137, consisting of approximately 669.2 rentable square feet in the aggregate (collectively, "Space II");

(d) Office 138, consisting of approximately 202.9 rentable square feet ("Space III");

(e) Labs 38-40, consisting of approximately 1,277 rentable square feet of Suite 160 in the aggregate ("Labs 38-40").

(f) Suite 220, consisting of approximately 4,403 rentable square feet ("Suite 220");

(g) Suite 200 and Rooms 139, 140, 141, and 142, consisting of approximately 7,262.5 rentable square feet in the aggregate (collectively "Additional Space I");

(h) Rooms 46 and 47 on the first floor consisting of approximately 821 rentable square feet in the aggregate (collectively "Additional Space II"); and


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(i)  Suite 290 consisting of approximately 6,750 rentable square feet
("Additional Space III").

The Subleased Premises are more particularly described on Exhibit B attached hereto and incorporated herein.

     3.   TERM:

(a) The term of this Sublease with respect to Suite 250 (the "Suite 250 Term") shall commence on the later of (i) April 1, 1999, or (ii) the date two (2) days after Sublessor's physical mapping group vacates Suite 250;

(b) The term of this Sublease with respect to Space I (the "Space I Term") shall commence on April 1, 1999;

(c) The term of this Sublease with respect to Space II (the "Space II Term") shall commence on the later of (i) May 1, 1999, or (ii) the date two (2) days after the PPGx, Inc. personnel vacate Space II;

(d) The term of this Sublease with respect to Space III (the "Space III Term") shall commence on the later of (i) June 1, 1999, or (ii) the date two (2) days after the Sublessor's personnel vacate Space III;

(e) The term of this Sublease with respect to Labs 38-40 (the "Labs 38-40 Term") shall commence on the later of (i) May 1, 1999, or (ii) the date two (2) days after PPGx, Inc. personnel vacates Labs 38-40, and shall terminate at the close of business on February 7, 2000;

(f) The term of this Sublease with respect to Suite 220 (the "Suite 220 Term") Shall commence on August 1, 1999;

(g) The term of this Sublease with respect to Additional Space I (the "Additional Space I Term") shall commence on November 8, 1999;

(h) The term of this Sublease with respect to Additional Space II (the "Additional Space II Term") shall commence on February 8, 2000; and

(i) The term of this Sublease with respect to Additional Space III shall commence on July 17, 2000 and shall terminate on the close of business June 30, 2001. If, after January 1, 2001, Sublessee desires to terminate this Sublease with respect to Additional Space III then sixty (60) days prior notice must be given to Sublessor.

The commencement dates set forth in Section 3 (a) through (i) above, shall be defined, collectively, as the "Commencement Dates."


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The term in each case set forth in Section 3 (a) through (h) above, shall terminate on the earliest to occur of (a) the date which is five (5) days prior to the expiration date of the Master Lease as provided in Section 2.1.7(b) of the Master Lease (the "Expiration Date"), or (b) the date this Sublease is terminated pursuant to its terms, or (c) the date the Master Lease is terminated pursuant to its terms; or (d) thirty (30) days after Sublessor's receipt of written notice from Sublessee, which written notice may be given by Sublessee at any time on or after March 30, 2000.

     4.   RENT:

          A. BASE RENT. Sublessee shall pay to Sublessor as the base rent for each month during (a) the Suite 250 Term, the amount of Five Thousand Six Hundred Ninety-Nine and 67/100 Dollars ($5,699.67) per month; (b) the Space I Term, the amount of One Thousand Six Hundred Seventy-Five and 68/100 Dollars ($1,675.68) per month; (c) the Space II Term, the amount of One Thousand Two Hundred Seventy-Nine and 51/100 Dollars ($1,279.51) per month; (d) the Space III Term, the amount of Three Hundred Eighty-Seven and 94/100 Dollars ($387.94) per month; (e) the Labs 38-40 Term, the amount of Two Thousand Four Hundred Forty-One and 62/100 Dollars ($2,441.62) per month; (f) the Suite 220 Term, the amount of Eight Thousand Four Hundred Eighteen and 54/100 Dollars ($8,418.54) per month; (g) the Additional Space I Term, the amount of Thirteen Thousand Eight Hundred Eighty-Six and 00/100 Dollars ($13,886) per month; (h) the Additional Space II Term, the amount of One Thousand Five Hundred Seventy and 00/100 Dollars ($1,570) per month; and (i) the Additional Space III Term, the amount of Fifteen Thousand One Hundred Eighty-Seven and 50/100 Dollars ($15,187.50) (collectively, "Base Rent"), subject to the rental adjustment described below. Base Rent under this Sublease shall be adjusted on January 1 of each year to equal the Base Rent then payable by Sublessor under the Master Lease with respect to the Subleased Premises pursuant to Section 2.1.5, as adjusted by Section 6 of the Master Lease. Notwithstanding the foregoing, in the event Master Lessor refunds or abates any of the Rent (as defined in Section 4
(B) below) with respect to the Subleased Premises under the Master Lease, Sublessor shall refund or abate Rent under this Sublease to the extent so refunded or abated by Master Lessor. Base Rent and Additional Rent as defined in Paragraph 4.B below, shall be paid on or before the first (1st) day of each month. Base Rent and Additional Rent for any period during the Term hereof which is for less than one (1) month of the Term shall be a pro rata portion of the monthly installment based on the actual number of days in such month. Base Rent and Additional Rent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Base Rent and Additional Rent shall be paid directly to Sublessor at its address set forth on the signature page, Attention: Accounts Receivable, or such other address as may be designated in writing by Sublessor.

     B. ADDITIONAL RENT. All monies other than Base Rent required to be paid by Sublessee under this Sublease, including, without limitation any amounts payable by Sublessor to the Master Lessor with respect to the Subleased Premises as "Operating Expenses" (as defined in Section 7 of the Master Lease), shall be deemed additional rent ("Additional Rent"). Base Rent and Additional Rent hereinafter collectively shall be referred


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to as "Rent". Sublessee and Sublessor agree, as a material part of the consideration given by Sublessee to Sublessor for this Sublease, that Sublessee shall pay all costs, expenses, taxes, insurance, maintenance and other charges of every kind and nature arising during the Term in connection with the Subleased Premises such that Sublessor shall receive, as a net consideration for this Sublease, the Base Rent payable under Paragraph 4.A hereof.

     5. HOLDOVER: In the event that Sublessee does not surrender the Subleased Premises by the Expiration Date in accordance with the terms of this Sublease, Sublessee shall indemnify, protect, defend and hold harmless Sublessor from and against all losses, costs, liabilities and damages resulting from Sublessee's delay in surrendering the Subleased Premises and pay Sublessor holdover rent as provided in Section 12 of the Master Lease.

     6. REPAIRS: The parties acknowledge and agree that Sublessee is subleasing the Subleased Premises on an "as is" basis, and that Sublessor has made no representations or warranties with respect to the condition of the Subleased Premises as of the Commencement Date except as set forth in this paragraph. Sublessor shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Subleased Premises, including, without limitation, any improvement or repair required to comply with any law, regulation, building code or ordinance (including the Americans with Disabilities Act of 1990). Sublessee shall inform Sublessor of any repairs that are required to be performed by Master Lessor under the terms of the Master Lease and Sublessor shall in turn promptly inform Master Lessor of such repairs which shall remain Master Lessor's sole responsibility.

     7. ASSIGNMENT AND SUBLETTING: Sublessee may not assign this Sublease, sublet the Subleased Premises, transfer any interest of Sublessee therein or permit any use of the Subleased Premises by another party, except in strict accordance with Section 25 of the Master Lease, as incorporated herein.

     8. ATTORNMENT: In the event Master Lessor gives Sublessee notice that Sublessor is in default under the Master Lease, Sublessee shall thereafter make all payments otherwise due Sublessor under this Sublease directly to Master Lessor, which payments will be received by Master Lessor without any liability on Master Lessor except to credit such payment against those due under the Master Lease. Sublessor hereby agrees that Sublessee may rely on any such notice by Master Lessor, and Sublessee shall have no duty of inquiry with respect to the validity of the notice. Sublessee shall attorn to Master Lessor or its successors and assigns should the Master Lease be terminated for any reason; provided, however, that in no event shall Master Lessor or its successors or assigns be obligated to accept such attornment.

     9. USE: Sublessee may use the Subleased Premises only for wet laboratory biotechnology research, and office uses. Sublessee shall not use, store, transport or dispose of any hazardous material in or about the Subleased Premises except in strict accordance with the provisions of Section 41 of the Master Lease, as incorporated herein. Upon execution of this Sublease, Sublessee shall deliver to Sublessor for Sublessor's


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approval a list of all hazardous materials Sublessee plans to use in the
Subleased Premises. Sublessee shall comply with all reasonable rules and regulations promulgated from time to time by Sublessor and Master Lessor. Sublessor shall use reasonable efforts to cause Master Lessor to provide, at Sublessee's sole cost and expense, signage on the door of the Subleased Premises and the building directory tablet that is reasonably acceptable to Sublessee, Sublessor and Master Lessor.

     10. DELIVERY AND ACCEPTANCE: By taking possession of the Subleased Premises, Sublessee conclusively shall be deemed to have accepted the Subleased Premises in their as-is, then-existing condition, without any warranty whatsoever of Sublessor with respect thereto.

     11. IMPROVEMENTS: No alteration or improvements shall be made to the Subleased Premises, except in strict accordance with the provisions of Section 17 of the Master Lease, as incorporated herein. Any alterations or improvements to the Subleased Premises shall be at Sublessee's sole cost and expense. Sublessor shall have no obligation whatsoever to make any alterations or improvements to the Subleased Premises.

     12. RELEASE AND WAIVER OF SUBROGATION: Sublessor and Sublessee hereby release each other to the extent provided in Section 21.7 of the Master Lease, as incorporated herein. Each party shall use its best efforts to cause each insurance policy obtained by it to provide that the insurer waives all right of recovery against the other party and its agents and employees in connection with any damage or injury covered by the policy, and each party shall notify the other party if it is unable to obtain a waiver of subrogation.

     13. INSURANCE: Sublessee shall obtain and keep in full force and effect, at Sublessee's sole cost and expense, during the Term, the insurance required to be carried by Sublessor, as tenant, under Section 21 of the Master Lease as incorporated herein.

     14. DEFAULT: Sublessee shall be in material default of its obligations under this Sublease if any of the following events occur:

          A. Sublessee fails to pay any Rent when due, when such failure continues for three (3) days after written notice from Sublessor to Sublessee that any such sum is due; or

          B. Sublessee fails to perform any term, covenant or condition of this Sublease (except those requiring payment of Rent) and fails to cure such breach within ten (10) days after delivery of a written notice specifying the nature of the breach; provided, however, that if more than ten (10) days reasonably are required to remedy the failure, then Sublessee shall not be in default if Sublessee commences the cure within the ten (10) day period and thereafter completes the cure within thirty (30) days after the date of the notice; or


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          C.   Sublessee commits any other act or omission which constitutes an event of default under the Master Lease.

     15. BROKER: Sublessor and Sublessee each represent to the other that they have dealt with no real estate brokers, finders, agents or salesmen in connection with this transaction. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder's fees or other compensation made by any other agent, broker, salesman or finder as a consequence of said party's actions or dealings with such agent, broker, salesman, or finder.

     16. NOTICES: Unless at least five (5) days' prior written notice is given in the manner set forth in this paragraph, the address of each party for all purposes connected with this Sublease shall be that address set forth below their signatures at the end of this Sublease. All notices, demands or communications in connection with this Sublease shall be (a) personally delivered; or (b) properly addressed and (i) submitted to an overnight courier sendee charges prepaid, or (ii) deposited in the mail (registered or certified, return receipt requested, and postage prepaid). Notices shall be deemed delivered upon receipt, if personally delivered, one (1) business day after being submitted to an overnight courier service and three (3) business days after mailing, if mailed or submitted as set forth above. All notices given to Master Lessor under the Master Lease shall be considered received only when delivered in accordance with the Master Lease.

     17.  OTHER SUBLEASE TERMS:

          A. INCORPORATION BY REFERENCE: Except as set forth below, the terms and conditions of this Sublease shall include all of the terms of the Master Lease and such terms are incorporated into this Sublease as if fully set forth herein, except that: (i) each reference in such incorporated sections to "Lease" shall be deemed a reference to "Sublease"; (ii) each reference to the "Demised Premises" shall be deemed a reference to the "Subleased Premises"; (iii) each reference to "Landlord" and "Tenant" shall be deemed a reference to "Sublessor" and "Sublessee", respectively, except as otherwise expressly set forth herein;
(iv) with respect to work, services, repairs, restoration, insurance, indemnities, representations, warranties or the performance of any other obligation of Master Lessor under the Master Lease, the sole obligation of Sublessor shall be to request the same in writing from Master Lessor as and when requested to do so by Sublessee, and to use Sublessor's reasonable efforts (without requiring Sublessor to spend more than a nominal sum) to obtain Master Lessor's performance; (v) with respect to any obligation of Sublessee to be performed under this Sublease, wherever the Master Lease grants to Sublessor a specified number of days to perform its obligations under the Lease, except as otherwise provided herein. Sublessee shall have three (3) fewer days to perform the obligation, including, without limitation, curing any defaults; (vi) with respect to any approval required to be obtained from the "Landlord" under the Master Lease, such consent must be obtained from both Master Lessor and Sublessor, and the approval of Sublessor shall not be unreasonably withheld or delayed, but may be withheld if Master Lessor's consent is not obtained; (vii) in any case where the "Landlord" reserves or is granted the right to


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manage, supervise, control, repair or enter the Premises or any areas beneath, above or adjacent thereto, such reservation or grant of right of entry shall be deemed to be for the benefit of both Master Lessor and Sublessor; except in the case of certain employees of Senomyx who have been granted exit and entry access through Additional Space III by use of a designated keycard, (viii) in any case where "Tenant" is to indemnify, release or waive claims against "Landlord", such indemnity, release or waiver shall be deemed to run from Sublessee to both Master Lessor and Sublessor; and (ix) in any case where "Tenant" is to execute and deliver certain documents or notices to "Landlord", such obligation shall be deemed to run from Sublessee to Sublessor.

     Notwithstanding the foregoing: (a) the following provisions are not incorporated herein: the introductory paragraph, the Recitals, Sections 1 - 6, 8.6, 9, 10.1 10.7 (except the first sentence), 11, 17.11 (the first sentence only), 24.11, 25.3, 31, 36.3, 37.3, 41.1 (the fifth through eighth sentences only), 43.11 and 44-46, and Exhibits A-C, F and H-J; (b) references in the following provisions to "Landlord" shall mean "Master Lessor": Sections 7.1,
14.1 (except the first two sentences), 15.3, 16.7 (the first sentence only), 16.8, 16.9, 17.6, 17.10, 18.1 (except the last reference), 18.2 (the first sentence only), 21.1, 21.2, 22, 23, 32 and 36; (c) references in the following provisions to "Landlord" shall mean "Master Lessor" or "Sublessor": Sections 10.2, 13, 17.8, 17.9, 18.2 (fifth sentence only) and 19; (d) references "in the following provisions to "Landlord" shall mean "Master Lessor" and "Sublessor":
Sections 21.4, 21.6 and 35, (e) references to "Tenant" in Section 7.1 shall mean "Sublessor"; and (f) references to "Tenant's Pro Rata Share" shall mean 5% for Suite 250, 1.5% for Space I, 1.1% for Space II, 0.3% for Space III, 2% for Labs 38-40, 7.33% for Suite 220, 12.1% for Additional Space I, 1.4% for Additional Space II, and 11.2% for Additional Space III (as may be adjusted by the Master Lessor).

          B. SUBORDINATE. This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Lessor thereunder. In the event of a conflict between the provisions of this Sublease and the Master Lease, as between Sublessor and Sublessee, the provisions of this Sublease shall control.

     18. CONDITIONS PRECEDENT: This Sublease and Sublessor's and Sublessee's obligations hereunder are conditioned upon the written consent of Master Lessor. If Sublessor fails to obtain Master Lessor's consent within thirty (30) days after execution of this Sublease by Sublessor, then Sublessor or Sublessee may terminate this Sublease by giving the other party written notice thereof.

     19. SUBLESSOR INDEMNITY: Sublessor shall indemnify, defend, protect, and hold Sublessee harmless from and against all actions, claims, demands, costs, liabilities, losses, reasonable attorneys' fees, damages, penalties and expenses which may be brought or made against Sublessee or which Sublessee may pay or incur to the extent caused by (i) a breach of this Sublease or the Master Lease by Sublessor, (ii) the gross negligence or willful misconduct of Sublessor or its agents, officers, directors, invitees or guests or (iii) obligations of Sublessor which arise prior to the commencement date of this Sublease.


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     20.  EARLY TERMINATION/MODIFICATION OF MASTER LEASE: If the Master Lease
should terminate prior to the expiration of this Sublease for any reason. Sublessor shall have no liability to Sublessee.

     21. STATUS OF LEASE: Sublessor hereby represents and warrants to Sublessee that (i) the Master Lease attached hereto as EXHIBIT A has been executed and delivered by Master Lessor and Sublessor and constitutes the entire agreement of the parties thereto relating to the lease of the Subleased Premises, (ii) no default or breach by Sublessor exists under the Master Lease, (iii) no event has occurred that, with the passage of time, the giving of notice, or both, would constitute a default or breach by Sublessor, and (iv) subject to receipt of Master Lessor's written consent hereto. Sublessor has the right and power to execute and deliver this Sublease and to perform its obligations hereunder.

IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

SUBLESSOR:                               SUBLESSEE:

SENOMYX, INC.,                           AKKADIX CORPORATION,
a Delaware corporation                   a California Corporation


By: /s/ Paul Grayson                    By: /s/ David Cohen
   -----------------------------           -----------------------------
Name: Paul A. Grayson                   Name: David Cohen
     ---------------------------             ---------------------------
Its: President & CEO                    Its: Chief Financial Officer
    ----------------------------            ----------------------------

Address: 11099 North Torrey Pines Road   Address: 11099 North Torrey Pines Road
Suite 160                                Suite 200
La Jolla, California 92037               La Jolla, California 92037
Attn: Corporate Counsel                  Attn: Chief Financial Officer


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